CONTACT
Jenny Bruso,
Director of Investor Relations
Universal Technical Institute, Inc.
623-445-9351

Universal Technical Institute Promotes Ken Cranston to Senior Vice President of Admissions

PHOENIX – June 30, 2010 — Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of technical education training, today announced that Ken Cranston, formerly Regional Vice President of Operations has been promoted to the role of Senior Vice President of Admissions. In his new role, Mr. Cranston will be responsible for all campus, field and military admissions company-wide and will report directly to Kimberly McWaters, UTI’s President and Chief Executive Officer.

Previous to joining UTI, Mr. Cranston was President and CEO of Terion, a leading provider of wireless tracking technology for the transportation industry. In this role, he successfully led the business through a turnaround that culminated in a highly successful sale to General Electric. Before joining Terion, Ken spent much of his career in sales and marketing for industry leaders such as NBC, Western Union and Telespectrum Worldwide, where he served as National Vice President of sales and marketing, increasing company sales better than 40%. Mr. Cranston holds a BA in Economics from Iona College.

“Ken is a seasoned executive with experience in both sales and operations. He has a history of delivering exceptional results in start up and growth environments for small organizations, as well as public Fortune 500 companies,” said Ms. McWaters. I have every confidence in Ken’s abilities to guide our admissions organization forward and make a significant positive impact on the Company’s continued growth.”

Mr. Cranston replaces Robert Adler, who has left the Company to pursue other interests.

Separately, UTI announced that it expects students starting school during the third fiscal quarter of 2010, which ends June 30, 2010, to grow in the range of 30 to 35 percent above the levels of last year. UTI will report results for the third quarter on Tuesday, August 3, 2010.

About Universal Technical Institute, Inc.

Headquartered in Phoenix, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians.  With more than 130,000 graduates in its 45-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers.  Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).

For more information about Universal Technical Institute, Inc. and its training programs, visit www.uti.edu.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, could be deemed “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements.  Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the Company, increased investment in management and capital resources, the effectiveness of the Company’s recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions and other risks that are described from time to time in the public filings of the Company.  Further information on these and other potential factors that could affect the Company’s financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission.  The forward-looking statements speak only as of the date of this press release.  The Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.